Exhibit 99.01

Cadence Reports Fourth Quarter and Fiscal Year 2011 Financial Results

SAN JOSE, Calif. — February 1, 2012 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the fourth quarter and fiscal year 2011.

Cadence reported fourth quarter 2011 revenue of $308 million, compared to revenue of $249 million reported for the same period in 2010. On a GAAP basis, Cadence recognized net income of $11 million, or $0.04 per share on a diluted basis in the fourth quarter of 2011, compared to a net loss of $37 million, or $(0.14) per share on a diluted basis in the same period in 2010. Revenue for 2011 totaled $1,150 million, compared to revenue of $936 million for 2010. Net income for 2011 was $72 million, or $0.27 per share on a diluted basis, compared to net income of $127 million or $0.48 per share on a diluted basis for 2010. The GAAP net income for 2010 included a $148 million income tax benefit related to the settlement of an Internal Revenue Service examination of Cadence’s federal income tax returns for the tax years 2000 through 2002 and a $67 million acquisition-related income tax benefit.

Using Cadence’s non-GAAP measure, net income in the fourth quarter of 2011 was $46 million, or $0.17 per share on a diluted basis, as compared to net income of $18 million, or $0.07 per share on a diluted basis in the same period in 2010. For 2011, non-GAAP net income was $138 million, or $0.51 per share on a diluted basis, compared to non-GAAP net income of $53 million or $0.20 per share on a diluted basis in 2010.

“I am very proud of the accomplishments of the Cadence team in 2011,” said Lip-Bu Tan, president and chief executive officer. “In addition to outstanding financial results, our accomplishments included introduction of new products for hardware-software co-design, leadership for 20-nanometer and advanced multi-core processor design, and deeper collaboration with industry leaders.”

“Strong top-line growth and a continued focus on efficiency led to a significant improvement in operating profitability for 2011,” added Geoff Ribar, senior vice president and chief financial officer. “Our financial position also strengthened in 2011 as we were able to add to our cash position even after funding acquisitions, increased investment in R&D, and the retirement of $150 million of convertible notes.”

In addition to using GAAP results to evaluate Cadence’s business, management believes it is useful to measure results using a non-GAAP measure of net income, which excludes, as applicable, amortization of intangible assets, stock-based compensation expense, integration and acquisition-related costs, including changes in the fair value of contingent consideration related to prior acquisitions, acquisition-related income tax benefits, income tax expense or benefits related to the settlement of IRS examinations, shareholder litigation costs and charges, gains or losses and expenses or credits related to non-qualified deferred compensation plan assets, executive and other employee severance costs, restructuring charges and credits, amortization of discount on convertible notes, losses on extinguishment of debt, equity in losses or income from investments, write-down of investments, and gains or losses on the sale of investments. Non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. See “GAAP to non-GAAP Reconciliation” below for further information on the non-GAAP measure.

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Business Outlook

For the first quarter of 2012, the company expects total revenue in the range of $305 million to $315 million. First quarter GAAP net income per diluted share is expected to be in the range of $0.08 to $0.10. Net income per diluted share using the non-GAAP measure defined below is expected to be in the range of $0.14 to $0.16.

For 2012, the company expects total revenue in the range of $1,240 million to $1,280 million. On a GAAP basis, net income per diluted share for 2012 is expected to be in the range of $0.39 to $0.49. Using the non-GAAP measure defined below, net income per diluted share for 2012 is expected to be in the range of $0.60 to $0.70.

A schedule showing a reconciliation of the business outlook from GAAP net income and diluted net income per share to non-GAAP net income and diluted net income per share is included with this release.

Audio Webcast Scheduled

Lip-Bu Tan, Cadence’s president and chief executive officer, and Geoff Ribar, Cadence’s senior vice president and chief financial officer, will host a fourth quarter 2011 financial results audio webcast today, February 1, 2012, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting February 1, 2012 at 5 p.m. (Pacific) and ending February 15, 2012 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/company/investor_relations.

About Cadence

Cadence enables global electronic design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence software, hardware, IP, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. The company is headquartered in San Jose, California, with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about the company and its products and services is available at www.cadence.com.

Cadence and the Cadence logo are registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

The statements contained above regarding Cadence’s fourth quarter and fiscal year 2011 results, as well as the information in the Business Outlook section and the statements by Lip-Bu Tan and Geoff Ribar include forward-looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) the success of Cadence’s efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products, and its shift to a ratable license structure, which may result in changes in the mix of license types; (iv) change in customer demands, including customer consolidation and the possibility that restructurings and other efforts to improve operational efficiency could result in delays in customers’ purchases of products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires; (ix) the effects of restructurings and other efforts to improve operational efficiency on Cadence’s business, including its strategic and customer relationships, ability to retain key employees and stock prices; (x) events that affect the reserves or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes, litigation or other matters; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party.

For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the Securities and Exchange Commission. These include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to non-GAAP Reconciliation

Cadence management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its product, maintenance and services business operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is non-GAAP net income, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended, and is GAAP net income or net loss excluding, as applicable, amortization of intangible assets, stock-based compensation expense, integration and acquisition-related costs, including changes in the fair value of contingent consideration related to prior acquisitions, acquisition-related income tax benefits, income tax expense or benefits related to the settlement of IRS examinations, shareholder litigation costs and charges, gains or losses and expenses or credits related to non-qualified deferred compensation plan assets, executive and other employee severance costs, restructuring charges and credits, amortization of discount on convertible notes, losses on extinguishment of debt, equity in losses or income from investments, write-down of investments and gains or losses on the sale of investments. Intangible assets consist primarily of purchased or licensed technology, backlog, patents, trademarks, distribution rights, customer contracts and related relationships and non-compete agreements. Non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.

Cadence’s management believes it is useful in measuring Cadence’s operations to exclude amortization of intangible assets and integration and acquisition-related costs, including changes in the fair value of contingent consideration related to prior acquisitions, because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by Cadence’s management in the short term. In addition, Cadence’s management believes it is useful to exclude stock-based compensation expense, because it is based on many subjective inputs at a point in time and many of these inputs are not necessarily directly attributable to the underlying performance of Cadence’s business operations, and such exclusion enhances investors’ ability to review Cadence’s business from the same perspective as Cadence’s management. Cadence’s management also believes it is useful to exclude costs and charges related to shareholder litigation because these costs and charges are not related to Cadence’s core business operations. Cadence’s management also believes that it is useful to exclude restructuring charges and credits. During the fourth quarter of 2010, Cadence commenced a restructuring program and has paid substantially all termination benefits and costs as of the fourth quarter of 2011. Cadence’s management believes that in measuring the company’s operations, it is useful to exclude any such restructuring charges and credits because exclusion of such charges and credits permits consistent evaluations of Cadence’s performance before and after such actions are taken. Cadence’s management also believes it is useful to exclude gains or losses and expenses or credits related to the non-qualified deferred compensation plan assets because these gains or losses and expenses or credits are not part of Cadence’s direct costs of operations, but reflect changes in the value of assets held in the non-qualified deferred compensation plan. Cadence’s management also believes it is useful to exclude executive and other employee severance costs because exclusion of such costs permits consistent evaluations of Cadence’s performance. Cadence’s management also believes it is useful to exclude the amortization of the discount on convertible notes because this incremental cost recorded as interest expense does not represent a cash obligation of the company and is not part of Cadence’s direct cost of operations. Finally, Cadence’s management believes it is useful to exclude the equity in losses or income from investments, write-down of investments and gains or losses on the sale of investments because these items are not part of Cadence’s direct cost of operations. Rather, these are non-operating items that are included in other income or expense and are part of the company’s investment activities.

During the fourth quarter of 2011, Cadence’s non-GAAP net income also excluded the effect of an income tax expense associated with Cadence’s effective settlement of an IRS examination of Cadence’s federal income tax returns for the tax years 2006 through 2009. During the second quarter of 2011, Cadence’s non-GAAP net income also excluded the effect of an income tax benefit associated with Cadence’s effective settlement of an IRS examination of Cadence’s federal income tax returns for the tax years 2003 through 2005. During the third quarter of 2010, Cadence’s non-GAAP net income also excluded the effect of an income tax benefit associated with Cadence’s effective settlement of an IRS examination of Cadence’s federal income tax returns for the tax years 2000 through 2002. Cadence’s management believes it is useful to exclude the income tax expense and benefits associated with these settlements because exclusion of such tax expenses and benefits permits consistent evaluations of Cadence’s performance. Cadence does not expect settlements resulting in income tax expenses or benefits of the magnitude recorded during the third quarter of 2010 to occur frequently.

During the second and fourth quarters of 2010, Cadence’s non-GAAP net income also excluded losses associated with its repurchase of a portion of its 1.375% Convertible Senior Notes Due December 15, 2011 and a portion of its 1.500% Convertible Senior Notes Due December 15, 2013. Cadence’s management believes it is useful to exclude the losses on the extinguishment of debt as the losses are not directly related to Cadence’s core business operations and similar transactions are not expected to occur frequently.

During the second quarter of 2011, Cadence’s non-GAAP net income also excluded the effect of an income tax benefit associated with an acquisition Cadence completed during the second quarter of 2011. During the second quarter of 2010, Cadence’s non-GAAP net income also excluded the effect of an income tax benefit associated with Cadence’s acquisition of Denali Software, Inc. Cadence’s management believes it is useful to exclude the tax benefits associated with these acquisitions because exclusion of such tax benefits permits consistent evaluations of Cadence’s performance. Cadence does not expect an acquisition-related income tax benefit of the magnitude recorded in the second quarter of 2010 to be recorded frequently.

Cadence’s management believes that non-GAAP net income provides useful supplemental information to Cadence’s management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating results. Cadence’s management also uses this information internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.

The following tables reconcile the specific items excluded from GAAP net income or net loss and GAAP net income or net loss per diluted share in the calculation of non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Net Income (Loss) Reconciliation	Three Months Ended
	December 31, 2011	January 1, 2011
	(unaudited)
(in thousands)
Net income (loss) on a GAAP basis	$10,892	$(37,037)
Amortization of acquired intangibles	6,681	6,655
Stock-based compensation expense	11,999	10,643
Non-qualified deferred compensation expenses (credits)	(3,560)	2,416
Restructuring and other charges	83	13,225
Shareholder litigation costs	192	14
Litigation charges	—	15,800
Executive and other employee severance costs	2,931	—
Integration and acquisition-related costs	353	4,265
Amortization of debt discount	6,432	6,352
Other income or expense related to investments and non-qualified deferred compensation plan assets*	3,482	(2,347)
Loss on extinguishment of debt	—	384
Income tax expense of IRS settlements	3,893	—
Income tax effect of non-GAAP adjustments	2,367	(2,806)

Net income on a non-GAAP basis	$45,745	$17,564

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income (expense), net.

Net Income Reconciliation	Years Ended
	December 31, 2011	January 1, 2011
	(unaudited)
(in thousands)
Net income on a GAAP basis	$72,229	$126,538
Amortization of acquired intangibles	27,016	20,808
Stock-based compensation expense	43,588	43,460
Non-qualified deferred compensation expenses (credits)	(383)	2,906
Restructuring and other charges	360	10,152
Shareholder litigation costs	1,545	4,328
Litigation charges	—	15,800
Executive and other employee severance costs	6,178	1,627
Integration and acquisition-related costs	2,598	12,170
Amortization of debt discount	26,214	22,936
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(15,682)	(5,875)
Loss on extinguishment of debt	—	5,705
Acquisition-related income tax benefit	(5,021)	(66,707)
Income tax benefit of IRS settlements	(1,787)	(148,302)
Income tax effect of non-GAAP adjustments	(18,579)	7,179

Net income on a non-GAAP basis	$138,276	$52,725

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income (expense), net.

Diluted Net Income (Loss) per Share Reconciliation	Three Months Ended
	December 31, 2011	January 1, 2011
	(unaudited)
(in thousands, except per share data)
Diluted net income (loss) per share on a GAAP basis	$0.04	$(0.14)
Amortization of acquired intangibles	0.03	0.03
Stock-based compensation expense	0.05	0.04
Non-qualified deferred compensation expenses (credits)	(0.01)	0.01
Restructuring and other charges	—	0.05
Shareholder litigation costs	—	—
Litigation charges	—	0.06
Executive and other employee severance costs	0.01	—
Integration and acquisition-related costs	—	0.02
Amortization of debt discount	0.02	0.02
Other income or expense related to investments and non-qualified deferred compensation plan assets*	0.01	(0.01)
Loss on extinguishment of debt	—	—
Income tax expense of IRS settlements	0.01	—
Income tax effect of non-GAAP adjustments	0.01	(0.01)

Diluted net income per share on a non-GAAP basis	$0.17	$0.07

Shares used in calculation of diluted net income (loss) per share — GAAP**	273,057	259,781
Shares used in calculation of diluted net income per share — non-GAAP**	273,057	266,275

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income (expense), net.
**	Shares used in the calculation of GAAP net income (loss) per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Diluted Net Income per Share Reconciliation	Years Ended
	December 31, 2011	January 1, 2011
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.27	$0.48
Amortization of acquired intangibles	0.10	0.08
Stock-based compensation expense	0.16	0.16
Non-qualified deferred compensation expenses (credits)	—	0.01
Restructuring and other charges	—	0.04
Shareholder litigation costs	0.01	0.02
Litigation charges	—	0.06
Executive and other employee severance costs	0.02	0.01
Integration and acquisition-related costs	0.01	0.05
Amortization of debt discount	0.10	0.08
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(0.06)	(0.02)
Loss on extinguishment of debt	—	0.02
Acquisition-related income tax benefit	(0.02)	(0.25)
Income tax benefit of IRS settlements	(0.01)	(0.56)
Income tax effect of non-GAAP adjustments	(0.07)	0.02

Diluted net income per share on a non-GAAP basis	$0.51	$0.20

Shares used in calculation of diluted net income per share — GAAP**	270,816	265,871
Shares used in calculation of diluted net income per share — non-GAAP**	270,816	265,871

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income (expense), net.
**	Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Investors are encouraged to look at the GAAP results as the best measure of financial performance. For example, amortization of intangibles is important to consider because it may represent an initial expenditure that under GAAP is reported across future fiscal periods. Likewise, stock-based compensation expense is an obligation of the company that should be considered. Restructuring charges can be triggered by acquisitions or product adjustments, as well as overall company performance within a given business environment. All of these metrics are important to financial performance generally.

Although Cadence’s management finds the non-GAAP measures useful in evaluating the performance of Cadence’s business, reliance on these measures is limited because items excluded from such measures often have a material effect on Cadence’s earnings and earnings per share calculated in accordance with GAAP. Therefore, Cadence’s management typically uses the non-GAAP earnings and earnings per share measures, in conjunction with the GAAP earnings and earnings per share measures, to address these limitations.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.

Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.

Beginning March 16, 2012, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the business outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to any update by the company. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Cadence’s First Quarter 2012 Earnings Release is published, which is currently scheduled for April 25, 2012.

For more information, please contact:

Investors and Shareholders

Alan Lindstrom

Cadence Design Systems, Inc.

408-944-7100

investor_relations@cadence.com

Media and Industry Analysts

Nancy Szymanski

Cadence Design Systems, Inc.

408-473-8382

publicrelations@cadence.com

# # #

Cadence Design Systems, Inc.

Condensed Consolidated Balance Sheets

December 31, 2011 and January 1, 2011

(In thousands)

(Unaudited)

	December 31, 2011	January 1, 2011
Current Assets:
Cash and cash equivalents	$601,602	$557,409
Short-term investments	3,037	12,715
Receivables, net of allowances of $0 and $7,604, respectively	136,772	191,893
Inventories	43,243	39,034
2015 notes hedges	215,113	—
Prepaid expenses and other	64,216	78,355

Total current assets	1,063,983	879,406

Property, plant and equipment, net of accumulated depreciation of $658,990 and $648,676, respectively	262,517	285,115
Goodwill	192,125	158,893
Acquired intangibles, net of accumulated amortization of $91,542 and $105,158, respectively	173,234	179,198
Installment contract receivables	11,371	23,380
2015 notes hedges	—	130,211
Other assets	58,039	75,913

Total Assets	$1,761,269	$1,732,116

Current Liabilities:
Convertible notes	$294,061	$143,258
2015 notes embedded conversion derivative	215,113	—
Accounts payable and accrued liabilities	165,791	216,864
Current portion of deferred revenue	340,401	337,426

Total current liabilities	1,015,366	697,548

Long-Term Liabilities:
Long-term portion of deferred revenue	73,959	85,400
Convertible notes	131,920	406,404
2015 notes embedded conversion derivative	—	130,211
Other long-term liabilities	128,894	135,899

Total long-term liabilities	334,773	757,914

Stockholders’ Equity	411,130	276,654

Total Liabilities and Stockholders’ Equity	$1,761,269	$1,732,116

Cadence Design Systems, Inc.

Condensed Consolidated Statements of Operations

For the Three Months and Years Ended December 31, 2011 and January 1, 2011

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Years Ended
	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011
Revenue:
Product	$177,113	$133,545	$640,836	$471,598
Services	30,308	25,768	116,692	100,891
Maintenance	100,585	89,705	392,307	363,465

Total revenue	308,006	249,018	1,149,835	935,954

Costs and Expenses:
Cost of product	17,204	8,249	69,657	31,421
Cost of services	20,397	20,385	81,498	82,968
Cost of maintenance	11,164	10,215	44,001	42,054
Marketing and sales	88,506	83,218	323,798	305,558
Research and development	97,024	97,828	400,745	376,413
General and administrative	24,143	21,421	92,863	86,394
Amortization of acquired intangibles	3,786	4,459	16,536	14,160
Restructuring and other charges	83	13,225	360	10,152
Litigation charges	—	15,800	—	15,800

Total costs and expenses	262,307	274,800	1,029,458	964,920

Income (loss) from operations	45,699	(25,782)	120,377	(28,966)

Interest expense	(10,441)	(10,464)	(43,025)	(36,343)
Other income (expense), net	(2,033)	2,574	18,074	2,541

Income (loss) before provision (benefit) for income taxes	33,225	(33,672)	95,426	(62,768)

Provision (benefit) for income taxes	22,333	3,365	23,197	(189,306)

Net income (loss)	$10,892	$(37,037)	$72,229	$126,538

Basic net income (loss) per share	$0.04	$(0.14)	$0.27	$0.49

Diluted net income (loss) per share	$0.04	$(0.14)	$0.27	$0.48

Weighted average common shares outstanding - basic	266,120	259,781	263,892	260,787

Weighted average common shares outstanding - diluted	273,057	259,781	270,816	265,871

Cadence Design Systems, Inc.

Condensed Consolidated Statements of Cash Flows

For the Years Ended December 31, 2011 and January 1, 2011

(In thousands)

(Unaudited)

	Years Ended
	December 31, 2011	January 1, 2011
Cash and Cash Equivalents at Beginning of Period	$557,409	$569,115

Cash Flows from Operating Activities:
Net income	72,229	126,538
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	91,648	88,335
Amortization of debt discount and fees	29,266	25,352
Loss on extinguishment of debt	—	5,705
Stock-based compensation	43,588	43,460
Gain on investments, net	(15,737)	(5,984)
Non-cash restructuring and other charges	240	4,086
Tax impact of convertible notes	8,486	—
Impairment of property, plant and equipment	—	491
Deferred income taxes	(7,811)	(64,191)
Provisions (recoveries) for losses (gains) on trade and installment contract receivables	(6,596)	(17,098)
Other non-cash items	3,196	1,039
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	14,388	(33,459)
Installment contract receivables	62,397	104,834
Inventories	(6,820)	(26,528)
Prepaid expenses and other	20,053	(22,392)
Other assets	(2,220)	8,604
Accounts payable and accrued liabilities	(46,950)	60,281
Deferred revenue	(13,408)	62,531
Other long-term liabilities	(5,607)	(162,461)

Net cash provided by operating activities	240,342	199,143

Cash Flows from Investing Activities:
Proceeds from the sale of available-for-sale securities	9,793	—
Proceeds from the sale of short-term investments	—	317
Proceeds from the sale of long-term investments	9,791	10,276
Proceeds from the sale of property, plant and equipment	—	900
Purchases of property, plant and equipment	(31,421)	(34,782)
Purchases of software licenses	—	(2,706)
Investment in venture capital partnerships and equity investments	(608)	(3,000)
Cash paid in business combinations and asset acquisitions, net of cash acquired	(44,052)	(256,117)

Net cash used for investing activities	(56,497)	(285,112)

Cash Flows from Financing Activities:
Principal payments on receivable sale financing	(5,842)	(3,540)
Proceeds from issuance of 2015 Notes	—	350,000
Payment of 2011 Notes and 2013 Notes	(150,000)	(192,364)
Payment of 2015 Notes issuance costs	—	(10,532)
Purchase of 2015 Notes Hedges	—	(76,635)
Proceeds from termination of 2011 and 2013 Notes Hedges	—	311
Proceeds from sale of 2015 Warrants	—	37,450
Tax effect related to employee stock transactions allocated to equity	5,549	(9,458)
Proceeds from issuance of common stock	19,714	13,643
Stock received for payment of employee taxes on vesting of restricted stock	(14,225)	(8,940)
Purchases of treasury stock	—	(39,997)

Net cash provided by (used for) financing activities	(144,804)	59,938

Effect of exchange rate changes on cash and cash equivalents	5,152	14,325

Increase (decrease) in cash and cash equivalents	44,193	(11,706)

Cash and Cash Equivalents at End of Period	$601,602	$557,409

Cadence Design Systems, Inc.

As of February 1, 2012

Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share

(Unaudited)

	0000000000	0000000000
	Three Months Ending	Year Ending
	March 31, 2012	December 29, 2012
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.08 to $0.10	$0.39 to $0.49

Amortization of acquired intangibles	0.03	0.10
Stock-based compensation expense	0.04	0.18
Integration and acquisition-related costs	—	—
Amortization of debt discount	0.02	0.08
Income tax effect of non-GAAP adjustments	(0.03)	(0.15)

Diluted net income per share on a non-GAAP basis	$0.14 to $0.16	$0.60 to $0.70

Cadence Design Systems, Inc.

As of February 1, 2012

Impact of Non-GAAP Adjustments on Forward Looking Net Income

(Unaudited)

	0000000000	0000000000
	Three Months Ending	Year Ending
	March 31, 2012	December 29, 2012
($ in Millions)	Forecast	Forecast
Net income on a GAAP basis	$23 to $29	$109 to $135

Amortization of acquired intangibles	7	27
Stock-based compensation expense	12	50
Integration and acquisition-related costs	—	1
Amortization of debt discount	5	21
Income tax effect of non-GAAP adjustments	(9)	(41)

Net income on a non-GAAP basis	$38 to $44	$167 to $193

Cadence Design Systems, Inc.

(Unaudited)

Revenue Mix by Geography (% of Total Revenue)

	2010					2011
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Americas	40%	46%	43%	45%	43%	44%	47%	44%	44%	45%
Europe	22%	23%	20%	23%	22%	21%	20%	21%	20%	20%
Japan	23%	14%	20%	14%	18%	19%	17%	18%	17%	18%
Asia	15%	17%	17%	18%	17%	16%	16%	17%	19%	17%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	2010					2011
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Functional Verification and Design IP	22%	26%	25%	22%	24%	28%	33%	30%	32%	30%
Digital IC Design	21%	21%	23%	26%	23%	24%	21%	22%	21%	22%
Custom IC Design	27%	26%	24%	27%	26%	20%	22%	23%	23%	22%
Design for Manufacturing	9%	6%	8%	7%	7%	8%	6%	6%	6%	7%
System Interconnect Design	9%	10%	10%	8%	9%	10%	8%	9%	8%	9%
Services & Other	12%	11%	10%	10%	11%	10%	10%	10%	10%	10%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Note: Product Group total revenue includes Product + Maintenance